UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2024

Cosmos Health Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 AGIOU GEORGIOU, PILEA, THESSALONIKI, Greece	55438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 22, 2024, Cosmos Health Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”), by and between the Company and Globex Transfer, LLC, as Rights Agent (the “Rights Agent”), which Rights Agreement was previously approved and adopted by the Board of Directors of the Company on November 21, 2023.

Pursuant to the Rights Agreement, the Board declared a dividend of one common share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.001, of the Company (each, a “Common Share” and, collectively, the “Common Shares”). The Rights are distributable to stockholders of record as of the close of business on April 19, 2024 (the “Record Time”). The issuance will consist of one Right in respect of each Common Share of the Company issued after the Record Time and prior to the earlier of the Separation Time (as defined in the Rights Agreement) and the Expiration Time (as defined in the Rights Agreement).

The Rights Agent will act in connection with the issuance, transfer, and exchange of the Rights in book entry form, as well as the issuance, transfer, exchange and replacement of Rights Certificates (as defined in the Rights Agreement) if applicable, the exercise of Rights and other related matters.

The Rights Agreement will be in place for a period of five years subject to further shareholder ratification as set out therein.

In general, the Rights Agreement works by causing substantial dilution to any person or group that acquires beneficial ownership of twenty percent (20%) or more of the Common Shares without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender, or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender, or exchange offer or other business combination approved by the Board. The Rights Agreement also does not prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

The following is a summary description of the Rights and material terms and conditions of the Rights Agreement. This summary is intended to provide a general description only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. All capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Rights Agreement.

The Rights

Subject to the terms, provisions and conditions of the Rights Agreement, the Company (i) shall issue one Right in respect of each Common Share outstanding at the Record Time and (ii) may issue one Right in respect of each Common Share which may be issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time. Notwithstanding the foregoing, the Company may, after the Separation Time but prior to the Expiration Time, issue one Right in respect of each Common Share which is issued after the Record Time pursuant to the exercise of Convertible Securities which are outstanding at the Stock Acquisition Date.

The Certificates representing Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence, in addition to the Common Shares, one Right for each Common Share evidenced thereby and shall have impressed on, printed on, written on or otherwise affixed to them a legend as detailed in the Rights Agreement.

2

Exercisability

Each Right will entitle the holder, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one Common Share.

Until the Separation Time:

(i) the Rights shall not be exercisable and no Right may be exercised; and

(ii) each Right will be evidenced by the certificate for the associated Common Share and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

From and after the Separation Time and prior to the Expiration Time:

(i) the Rights shall be exercisable; and

(ii) the registration and transfer of the Rights shall be separate from and independent of Common Shares.

The Exercise Price is equal to $0.001 per share.

Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its principal office in Deltona, Florida, the Rights Certificate evidencing such Rights together with the Election to Exercise and payment in cash or by certified check, banker’s draft or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer.

Acquiring Person

Acquiring Person” means any Person who is the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares; provided, however, that the term “Acquiring Person” shall not include the Company, any Subsidiary of the Company and other person as listed in the Rights Agreement.

Flip-In Trigger

A Flip-in Event means a transaction in or pursuant to which any Person becomes an Acquiring Person. If prior to the Expiration Time a Flip-in Event occurs, the Company shall take such action as shall be necessary to ensure and provide, within ten Business Days of such occurrence or such longer period as may be required to satisfy the requirements of the applicable securities acts, so that, except as provided in the Rights Agreement, each Right shall thereafter constitute the right to purchase from the Company, upon payment of the Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price.

3

Rights upon Flip-In Event

If prior to the Expiration Time a Flip-in Event occurs, each Right shall thereafter constitute the right to purchase from the Company, upon payment of the Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (or as adjusted pursuant to Section 2.3 of the Rights Agreement in the event that after the Stock Acquisition Date an event of a type analogous to any of the events described in Section 2.3 occurs).

Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by an Acquiring Person or a transferee of Rights, direct or indirect, of an Acquiring Person shall become null and void without any further action, and any holder of such Rights (including any transferee of, or other successor to, such Rights whether directly or indirectly) shall not have any right whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any right whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of subsection 3.1(b) and such Rights shall become null and void.

If, upon the occurrence of a Flip-In Event, the aggregate number of Common Shares issuable upon the exercise of all Rights then outstanding would exceed the aggregate number of Common Shares that the Company is then authorized to issue pursuant to its organizational documents, the number of Common Shares acquirable pursuant to each Right as adjusted pursuant to subsection 3.1(a) of the Rights Agreement, shall be reduced pro rata to the extent necessary such that the aggregate number of Common Shares issuable upon the exercise of all outstanding Rights does not then exceed the aggregate number of Common Shares that the Company is then authorized to issue pursuant to its organizational documents and the payment due to the Company under Section 2.2(d) upon exercise of the Rights as reduced pro rata will be the Exercise Price multiplied by a fraction, the numerator of which is the number of Common Shares acquirable upon exercise of the Rights as reduced pro rata pursuant to subsection 3.1(e) and the denominator is the number of Common Shares acquirable upon exercise of the Rights as adjusted pursuant to subsection 3.1(a) without the pro rata reduction of subsection 3.1(e), provided that any such pro rata reduction will not affect the Exercise Price or any other term of this Agreement relating to the Rights.

Redemption of the Rights

The Board of Directors may, with the prior consent of holders of Voting Shares or the holders of, at any time prior to the occurrence of a Flip-in Event elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right appropriately adjusted (such redemption price being herein referred to as the “Redemption Price”).

Expiration of the Rights

No Person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in the Rights Agreement.

Rights of Holders

Until a Right is exercised, a Right does not give its holder any rights as a stockholder of the Company.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

4

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number

4.1	Cosmos Rights Agreement and Rights Certificate
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: April 24, 2024	By:	/s/ Georgios Terzis
Georgios Terzis
Chief Financial Officer

6